CONSENT OF INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 41 to the registration statement on Form N-1A (File No. 33-7232) ("Registration Statement") of our report dated December 9, 2003, relating to the financial statements and financial highlights appearing in the October 31, 2003 Annual Report of Putnam Global Income Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Auditors and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 1, 2004